CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 of our reports dated February 12, 2004, relating to the financial statements and financial highlights of Multi-Cap Growth, Small Company Growth, Small Company Value, Capital Appreciation, Deep Value, Equity, Equity Income, Growth, Growth and Income, International Growth, Global Socially Responsive, Mergers and Acquisitions, Managed, High-Yield Bond, Short Duration Bond and Total Return Portfolios (collectively, Enterprise Accumulation Trust); and our reports dated February 12, 2004, relating to the financial statements and financial highlights of Equity Income, Equity Growth, Intermediate Term Bond, Long Term Bond, Government Securities and Diversified Portfolios and our report dated February 23, 2004, related to the financial statements and financial highlights of Money Market Portfolio (collectively, MONY Series Fund, Inc.) which appear in the December 31, 2003 Annual Reports to Shareholders of Enterprise Accumulation Trust and MONY Series Fund, Inc., respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

July 12, 2004